                                    EXHIBIT 4

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                          NET/TECH INTERNATIONAL, INC.

                              STOCK PURCHASE OPTION

                                  COMMON STOCK

Common Stock                                                    800,000 Shares

                    This certifies that, for value received,

                               Paul W. Enoch, Jr.

his heirs or assigns, are entitled, subject to the terms and conditions hereinafter set forth, at any time, and at or before the Expiration Date (as defined herein), but not thereafter, to purchase 800,000 shares of Common Stock, $0.01 par value, of Net/Tech International, Inc., a Delaware corporation (hereinafter called the "Corporation"). The purchase price per share payable upon the exercise of this Option shall be $2.50 (the "Purchase Price"). Such number of shares purchasable and price per share are subject to adjustment as herein provided. Upon exercise or conversion, the holder shall receive a certificate or certificates for the Common Shares (as hereinafter defined) so purchased, upon presentation and surrender of this Option to the Corporation with the form of subscription duly executed, and accompanied by payment of the Purchase Price of each share purchased as hereinafter provided. Payment of the Purchase Price shall be made by certified check or upon conversion by the holder hereof.

         This Option is subject to the following terms and conditions:

         Section 1. Certain Definitions. For all purposes of this Option, unless the context otherwise requires:

         L. "Claim" shall mean any loss, claim demand, damage, or liability, whether joint or several, including without limitation any judgment, order, decree, award, or agreement in settlement or compromise of any such claim.

         M. "Common Stock" shall mean and include any and all of the Corporation's common stock, par value $0.01 per share.

         N. "Corporation" shall mean Net/Tech International, Inc., a Delaware corporation, and it successors.

         O. "Exercise Date" shall mean, the date on which any Holder shall exercise its right to purchase Common Shares hereunder.

         P. "Expiration Date" shall mean June 5, 2002.

         Q. "Market Price" shall mean the average of the daily closing prices per share of Common Stock or such other securities for the most recent 20 trading days prior to such date. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected in good faith by the Board of Directors of the Corporation. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Market Price" shall mean the fair market value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumptions as such firm shall in good faith deem to be necessary and appropriate.

         R. "Outstanding" when used with reference to Common Stock shall mean, at any date as of which the number thereof is to be determined, all issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to Section 5 hereof) except the shares then held in the treasury of the Corporation.

         S. "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization and any government, and any political subdivision, instrumentality and agency thereof.

         T. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         U. "Purchase Price" shall mean the exercise price for each share of Common Stock to be purchased under the terms of this Option, which shall be $2.50 subject to adjustment as provided in Section 5 hereof.

         V. "Option Stock" shall mean the shares of Common Stock purchasable or purchased by the holder of Options upon the exercise or conversion thereof pursuant to Section 2 or Section 3, respectively.

         Section 2. Exercise of Option. (a) The holder of this Option may, at any time, but not later than the Expiration Date, exercise this Option at the times and for the number of shares indicated, less the number of shares as to which this Option has been previously exercised, at the Purchase Price, as adjusted, if necessary, pursuant to Section 5 hereof. In order to exercise this Option in whole or in part, the holder hereof shall deliver to the Corporation
(1) (i) a written notice of such holder's election to exercise this Option, which notice shall be in substantially the form of the Subscription Notice attached hereto and shall specify the number of shares of Common Stock to be purchased, (ii) a certified check or checks payable to the Corporation in an amount equal to the aggregate purchase price of the number of shares of Common Stock being purchased, and (iii) this Option. The Corporation shall, as promptly as practicable, and in any event within twenty (20) days thereafter, execute and deliver or cause to be executed and delivered, in accordance with said notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. The stock certificate or certificates so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date said notice and payment is received by the Corporation as stated above. If this Option shall have been exercised only in part, the Corporation shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Option evidencing the rights of such holder to purchase the shares comprising the remaining shares of Common Stock called for by this Option, which new Option shall in all other respects be identical with this Option, or, at the request of such holder, appropriate notation may be made on this Option and the same returned to such holder. The Corporation shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates and new Options under this Section, except that, in case such stock certificates shall be registered in a name or names other than the name of the holder of this Option, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

         (b) Fractional Shares. The Corporation shall not be required upon any exercise of this Option to issue a certificate representing any fraction of a share of Common Stock. If any fraction of a share would be issuable upon exchange of all or a portion of this Option, the Corporation shall purchase such fraction for an amount in cash based upon the current market price on the date of exercise of the Option.

         Section 3. Mandatory Conversion. (a) The Corporation may require the holder hereof to convert all of a portion of the Option into shares of Common Stock if, at such time, the Market Price of the Common Stock has equaled or exceeded three hundred twenty percent (320%) of the Purchase Price (as it may from time to time be adjusted) for thirty (30) consecutive trading days (the "Mandatory Conversion Date"). To exercise such right, the Corporation must deliver a Mandatory Conversion Notice in substantially the form attached to this Option (the "Mandatory Conversion Notice") of the exercise of such right to the holder within thirty (30) days of the last day of such thirty (30) day period, such Mandatory Conversion Notice must be given at least ten (10) business days, but not more than fifteen (15) business days prior to the proposed Mandatory Conversion Date, and such Mandatory Conversion Notice must specify the proposed Mandatory Conversion Date and the number of shares of Common Stock underlying this Option to be converted into Common Stock.

                  (b) All conversions effected pursuant to the preceding paragraph will be made effective as of the close of business on the Mandatory Conversion Date; provided, however, that in order to be able to convert, the Market Price on the Mandatory Conversion Date must equal or exceed three hundred twenty percent (320%) of the Purchase Price in effect on the Mandatory Conversion Date. If the Market Price on the Mandatory Conversion Date does not equal or exceed three hundred twenty percent (320%) of the Purchase Price in effect on the Mandatory Conversion Date, the Corporation's election to require conversion will be deemed void and no conversion will be effected pursuant to such notice. Such event will not be deemed, however, to alter or restrict the Corporation's right to again require conversion at such time as the Market Price equals or exceeds three hundred twenty percent (320%) of the then current Purchase Price for forty-five (45) consecutive trading days prior to such time.

                  (c) Conversions of the Option effected by the exercise of the Corporation's right to require conversion will be deemed effective as of the close of business on the Mandatory Conversion Date without any action by the holder and the holder will, as of such time, be a stockholder of the Corporation with respect to the number of shares of Common Stock that shall have been converted. The holder agrees promptly to surrender this Option for cancellation following mandatory conversion and to deliver to the Corporation a certified check payable to the Corporation in an amount equal to the aggregate purchase price of the number of shares of Common Stock being converted. Certificates representing the shares of Common Stock issuable by the Corporation as a result of the mandatory conversion of the Option and all dividends and other distributions payable with respect to such shares and all accrued but unpaid interest payable pursuant to the immediately preceding paragraph will be retained by the Corporation pending surrender of this Option for cancellation and receipt of payment by holder. As promptly as practicable, and in any event within five (5) business days after the surrender of this Option, the Corporation shall deliver or cause to be delivered, either by personal delivery or by certified or registered mail or by a recognized overnight courier service, in any such case, properly insured, to the holder in accordance with the written instructions of the holder (i) certificates representing the number of Option Shares to which the holder shall be entitled, and (ii) if less than the entire number of shares evidenced by this Option is being converted, a new Option, in the form of this Option, for the balance of the shares that are not being so converted.

         Section 4. Legend on Common Stock Certificates; Exercise Subject to Compliance with Laws; Registration of Option Stock.

         (a) Legend. The holder understands that each certificate representing shares of Option Stock issued upon exercise of all or part of this Option shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

         (b) Compliance with Laws. The holder acknowledges and agrees that the exercise of this Option is subject to compliance with all federal and state securities laws applicable to such exercise. The holder by acceptance hereof agrees not to transfer the Option or the related Option Stock in any manner which would result in violation of the registration provisions of the Securities Act or any state securities laws, and the Corporation shall not be required to take any action hereunder which would result in a violation of such provisions. Notwithstanding any provision herein to the contrary, the holder of this Option may not exercise, sell, transfer otherwise assign this Option unless the Corporation is provided with an opinion of counsel reasonably satisfactory in form and substance to the Corporation, or such other assurances as it may reasonably require, to the effect that such exercise, sale, transfer, or assignment does not violate the Securities Act or applicable state securities laws.

         Section 5. Anti-dilution Provisions.

         (a) Treatment of Stock Dividends, Stock Splits, Etc. In case the Corporation shall (1) pay a dividend or make a distribution in shares of its Common Stock or securities convertible into or exercisable for shares of Common Stock (2) subdivide its outstanding shares of Common Stock into a greater number of shares, (3) combine its outstanding shares of Common Stock into a smaller number of shares, or (4) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation (other than a change in par value, or from par value to no par value, or from no par value to par value), the Purchase Price in effect immediately prior thereto shall be adjusted by multiplying the Purchase Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such transaction, and the denominator of which shall be the number of shares of Common Stock outstanding (on a fully-diluted basis) immediately following such transaction. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend of distribution in shares of the Corporation's Common Stock and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

         (b) Number of Adjusted Shares. Upon each adjustment of the Purchase Price pursuant to this Section 5, the total number of shares of Common Stock purchasable upon the exercise of this Option shall be such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

         (c) Changes in Capital Stock. In case at any time the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the capital stock) in which the previously outstanding capital stock shall be changed into or exchanged for different securities of the Corporation or common stock or other securities of another corporation or interest in a non-corporate entity or other property (including cash) or any combination of any of the foregoing or in which the Common Stock, if then so listed or traded, ceases to be a publicly traded security either listed on the New York Stock Exchange or the American Stock Exchange or quoted by the Nasdaq National Market or any successor thereto or comparable system (each such transaction being herein called the "Transaction," the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each holder of Options, upon the exercise thereof at any time on or after the Consummation Date, shall be entitled to receive, and such Options shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such holder would actually have been entitled as a shareholder upon the consummation of the Transaction if such holder had exercised such Options immediately prior thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustment provided for in this Section 5).

         (d) Prohibited Transactions. Notwithstanding anything contained herein to the contrary, the Corporation shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Corporation) which may be required to deliver any securities or other property upon the exercise of the Option, the surrender of Options or the satisfaction of exercise rights as provided herein shall assume, by written instrument delivered to the holder of the Options, the obligation to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to the holder of the Option appropriate notice of the changes made in the rights attaching to the Options as a result of such Transaction, including, without limitation, the exercise provisions applicable thereto, if any, which shall thereafter continue in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such holder may reasonably request.

         (e) Notice of Adjustment. Upon the occurrence of any event requiring an adjustment of the Purchase Price, then and in each such case the Corporation shall promptly deliver to each holder of the Options an Officer's Certificate stating the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon exercise of the Options, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         Section 6. Option Holders Not Deemed Stockholders. No holder of Options shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Options for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Options, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised such Options and been issued shares of Common Stock in accordance with the provisions hereof.

         Section 7. Reservation of Shares; Validly Issued Shares.

         (a) Reservation of Shares. The Corporation covenants that it will at all times reserve and hold available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Options, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Options.

         (b) Validly Issued Shares. The Corporation covenants that all shares of Common Stock, which shall be issuable upon exercise of the Options, shall, at the time of delivery, be duly authorized, validly issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof (other than those which the Corporation shall promptly pay or discharge). The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Options.

         Section 8. Notices.

         Any notice or other document required or permitted to be given or delivered to the holder of record of the Option shall be (i) delivered personally; (ii) mailed first-class postage prepaid, or (iii) sent by overnight courier, next day delivery, to such holder at the last address shown on the books of the Corporation maintained for the registry and transfer of the Option. Any notice or other document required or permitted to be given or delivered to the holder of record of the Option Stock shall be (i) delivered personally; (ii) mailed first-class postage prepaid; or (iii) sent by overnight courier, next day delivery, to such holder at such holder's address as the same appears on the stock records of the Corporation. Any notice or other document required or permitted to be given or delivered to the Corporation shall be (i) delivered personally; (ii) mailed first-class postage prepaid or (iii) sent by overnight courier, next day delivery, to the principal office of the Corporation at 1 West Front Street, Suite 30, Red Bank, New Jersey 07701, or delivered to such other address within the United States of America as shall have been furnished by the Corporation to the holder of record of the Option and the holders of record of Option Stock.

         Section 9. Governing Law. This Option shall be governed by and construed under the internal laws of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Option to be signed in its name.

         Dated:      As of June 5, 1997.

                                             NET/TECH INTERNATIONAL, INC.



                                             By: /s/ Glenn Cohen
                                                 ------------------------------
                                             Its: President and COO
                                                  -----------------------------


Attest:

By:__________________________________
Its:_________________________________

                               SUBSCRIPTION NOTICE

Net/Tech International, Inc.:

         The undersigned, the holder of the foregoing Option, hereby elects to exercise purchase rights represented by said Option for, and to purchase thereunder, _____________ shares of the Common Stock covered by said Option and herewith makes payable in full therefor of $___________, and requests that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ______________, whose address is ______________________; and if such shares shall not include all of the shares issuable as provided in said Option, that a new Option of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.




                                                    __________________________

                       FORM OF MANDATORY CONVERSION NOTICE


Paul W. Enoch. Jr.
330 Commerce Street
Nashville, Tennessee 37201


         Notice is hereby given that, in accordance with the terms and conditions of that certain Stock Purchase Option granted by Net/Tech International, Inc. (the "Corporation") to Paul W. Enoch, Jr. for the purchase of 800,000 shares of the Corporation's Common Stock, dated June 5, 1997, the Corporation hereby elects to require conversion of the Option into shares Common Stock of the Corporation. The Option to be converted and the number of shares to be converted are as follows:




              Number of Shares       Number of Shares to         Number of
Option           Entitled to                 be                  Shares to
                 Conversion               Converted            Be Delivered
-------------------------------------------------------------------------------





The Mandatory Conversion Date will be _________________.



                                           Net/Tech International, Inc.


                                           By: _______________________________
                                           Name:______________________________
                                           Title:_____________________________